UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 11, 2022

CRESTWOOD MIDSTREAM PARTNERS LP

(Exact name of registrant as specified in its charter)

Delaware	001-35377	20-1647837
(State of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

811 Main Street
Suite 3400
Houston, Texas 77002
(Address of principal executive office) (Zip Code)

(832) 519-2200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
NONE	NONE	NONE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

As previously disclosed in the Current Report on Form 8-K filed on May 26, 2022 (the “May 26 Form 8-K”) by Crestwood Midstream Partners LP, a Delaware limited partnership (the “LP Buyer” or “CMLP”) and wholly owned subsidiary of Crestwood Equity Partners LP, a Delaware limited partnership (the “Partnership”), on May 25, 2022, CMLP, the Partnership, and Crestwood Sendero GP LLC, a Delaware limited liability company and wholly owned subsidiary of the Partnership (the “GP Buyer” and together with the LP Buyer, the “Buyers”), entered into a Purchase Agreement (the “Purchase Agreement”), by and among (i) the Buyers, (ii) the Partnership, as the guarantor and indirect owner of the Buyers, (iii) Sendero Midstream Partners, LP, a Delaware limited partnership (“Sendero Midstream”), (iv) Energy Capital Partners III, LP, a Delaware limited partnership (“ECP III”), (v) Energy Capital Partners III-A, LP, a Delaware limited partnership (“ECP III-A”), (vi) Energy Capital Partners III-B (Sendero IP), LP, a Delaware limited partnership (“ECP III-B”), (vii) Energy Capital Partners III-C (Sendero IP), LP, a Delaware limited partnership (“ECP III-C”), (viii) Carlsbad Co-Invest, LP, a Delaware limited partnership (“Carlsbad CIV”), (ix) ECP III (Sendero Co-Invest) Corp, a Delaware corporation (“ECP III CIV”), (x) Sendero Midstream Management, LLC, a Delaware limited liability company (“Sendero Management” and, together with ECP III, ECP III-A, ECP III-B, ECP III-C, Carlsbad CIV, ECP III CIV, the “LP Interest Sellers”), and (xi) Sendero Midstream GP, LLC, a Delaware limited liability company and the general partner of Sendero Midstream (“SMGP”), pursuant to which (x) the LP Buyer agreed to acquire of all of the outstanding limited partner interests in Sendero Midstream from the LP Interest Sellers and (y) the GP Buyer agreed to acquire of all of the outstanding general partner interests in Sendero Midstream from SMGP (such transactions, the “Sendero Transaction”) in exchange for an aggregate base purchase price of $600.0 million in cash, subject to certain adjustments contemplated by the Purchase Agreement.

Additionally, on May 25, 2022, the Partnership and FR XIII Crestwood Permian Basin Holdings LLC, a Delaware limited liability company (“First Reserve”), entered into a Contribution Agreement (the “Contribution Agreement”), pursuant to which First Reserve agreed to contribute to the Partnership the 50% equity interest owned by First Reserve in Crestwood Permian Basin Holdings LLC, a Delaware limited liability company (“CPJV”), in exchange for 11,275,546 common units of the Partnership (the “CPJV Contribution”), which was calculated on the basis of $320.0 million divided by the common unit price as set forth in the Contribution Agreement.

Item 2.01. Completion of Acquisition or Disposition of Assets.

The information set forth under “Introductory Note” is hereby incorporated into this Item 2.01 by reference.

On July 11, 2022, the transactions contemplated by the Purchase Agreement and the Contribution Agreement were consummated (the “Closings”).

The description of the Purchase Agreement and the Contribution Agreement, and the transactions contemplated thereby, set forth in this Item 2.01 does not purport to be complete and is qualified in its entirety by reference to the complete text of the Purchase Agreement, a copy of which was filed as Exhibit 2.1 to the May 26 Form 8-K, and the Contribution Agreement, a copy of which was filed as Exhibit 2.2 to the May 26 Form 8-K, respectively, both of which are incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under “Introductory Note” and Item 2.01 are hereby incorporated into this Item 2.03 by reference.

In connection with the consummation of the CPJV Contribution, the Partnership will consolidate the revolving credit facility of CPB Subsidiary Holdings LLC, a Delaware limited liability company (“CPB Subsidiary”), and wholly owned subsidiary of CPJV. CPB Subsidiary entered into the Amended and Restated Credit Agreement (as amended by that certain First Amendment to Amended and Restated Credit Agreement, dated as of April 13, 2022 the “CPB Subsidiary Credit Agreement”), by and among CPB Subsidiary, as borrower, CPJV, as parent, the lenders party thereto, Wells Fargo Bank, National Association, as administrative agent and collateral agent (“Wells Fargo”), and certain other agents party thereto. The CPB Subsidiary Credit Agreement provides for a $230.0 million revolving credit facility (the “CPB Subsidiary Revolving Credit Facility”), which matures on October 20, 2025 and which may be used for general corporate purposes. The CPB Subsidiary Revolving Credit Facility has an accordion feature that will allow CPB Subsidiary to increase the available borrowings under the facility by up to an additional $85.0 million, subject to the lenders agreeing to satisfy the increased commitment amounts under the CPB Subsidiary Revolving Credit Facility and the satisfaction of certain other conditions. In addition, the CPB Subsidiary Revolving Credit Facility includes a sub-limit up to $10.0 million for same-day swingline advances and a sub-limit of up to $20.0 million for letters of credit.

The CPB Subsidiary Credit Agreement contains customary covenants and restrictive provisions, including maintenance of (i) a consolidated total leverage ratio of not more than 5.00 to 1.00 and (ii) an interest coverage ratio of not less than 2.50 to 1.00.

Borrowings under the CPB Subsidiary Revolving Credit Facility are generally secured by substantially all the assets of CPB Subsidiary and its subsidiary guarantors, and loans thereunder (other than swingline loans) bear interest at CPB Subsidiary’s option at either:

•

the Alternate Base Rate, which is defined as the highest of (i) the federal funds rate plus 0.50% per annum; (ii) Wells Fargo’s prime rate; or (iii) the Adjusted Term SOFR for a one-month tenor plus 1% per annum; plus a margin varying from 1.50% to 2.50% per annum depending on CPB Subsidiary’s most recent consolidated total leverage ratio; or

•

Adjusted Term SOFR (which is Term SOFR plus 0.10% per annum for 1-month interest periods, 0.15% for 3-month interest periods and 0.25% for 6-month interest periods) plus a margin varying from 2.50% to 3.50% per annum depending on CPB Subsidiary’s most recent consolidated total leverage ratio.

Swingline loans bear interest at the Alternate Base Rate as described above. The unused portion of the CPB Subsidiary Revolving Credit Facility is subject to a commitment fee ranging from 0.375% to 0.50% per annum according to CPB Subsidiary’s most recent consolidated total leverage ratio. Interest on Alternate Base Rate loans is payable quarterly, or if Adjusted Term SOFR applies, at certain intervals as selected by CPB Subsidiary.

The CPB Subsidiary Credit Agreement also provides for certain representations, warranties and affirmative covenants and negative covenants customary for transactions of this type.

The CPB Subsidiary Credit Agreement provides that all obligations thereunder will, subject to certain terms and exceptions, be jointly and severally guaranteed by CPB Subsidiary’s subsidiary guarantors described therein.

The CPB Subsidiary Credit Agreement provides that all obligations thereunder and the guarantees will be secured by a lien on all assets and a pledge of all of the capital stock of CPB Subsidiary’s material domestic restricted subsidiaries subject to certain terms and exceptions and a pledge of all of the capital stock of CPB Subsidiary by CPJV.

The foregoing description of the CPB Subsidiary Credit Agreement does not purport to be complete and the CPB Subsidiary Revolving Credit Facility is qualified in its entirety by reference to the full text of the CPB Subsidiary Credit Agreement, including amendments thereto, which are filed as exhibits hereto and incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On July 11, 2022, the Partnership issued a press release announcing, among other things, the Closings. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information furnished pursuant to Item 7.01 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. The information furnished pursuant to Item 7.01 shall not be deemed an admission as to the materiality of any information in this report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements of business acquired.

CMLP will provide any financial statements required to be filed under Item 9.01 of Form 8-K by amendment to this Current Report on Form 8-K no later than the 71st day after the required filing date for this Current Report on Form 8-K.

(b) Pro forma financial information.

CMLP will provide any pro forma financial information required to be filed under Item 9.01 of Form 8-K by amendment to this Current Report on Form 8-K no later than the 71st day after the required filing date for this Current Report on Form 8-K.

(d) Exhibits.

Exhibit Number	Description

10.1*	First Amendment to Amended and Restated Credit Agreement, dated as of April 13, 2022, by and among CPB Subsidiary Holdings LLC, Crestwood Permian Basin Holdings LLC, Wells Fargo Bank, National Association, the institutions set forth on Schedule 1 thereto and the other Lenders party thereto (incorporated herein by reference to Exhibit 10.3 to Crestwood Equity Partner LP’s Form 8-K filed on July 15, 2022).

10.2*	Amended and Restated Credit Agreement, dated as of June 25, 2021, by and among CPB Subsidiary Holdings LLC, Crestwood Permian Basin Holdings LLC, Wells Fargo Bank, National Association, the institutions set forth on Schedule 1 thereto and the other Lenders party thereto, as amended by the First Amendment to Amended and Restated Credit Agreement (incorporated herein by reference to Exhibit 10.4 to Crestwood Equity Partner LP’s Form 8-K filed on July 15, 2022).

99.1	Press Release, dated July 11, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*

Schedules and exhibits to this Exhibit have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Partnership hereby undertakes to furnish supplemental copies of any of the omitted schedules and exhibits upon request by the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRESTWOOD MIDSTREAM PARTNERS LP

By: Crestwood Midstream GP LLC, its General Partner

Date: July 15, 2022	By:	/s/ Robert T. Halpin
	Name:	Robert T. Halpin
	Title:	President and Chief Financial Officer